Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Equity Incentive Plan of Barracuda Networks, Inc. of our report dated May 12, 2017, with respect to the consolidated financial statements and schedule of Barracuda Networks, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

May 15, 2017